Exhibit 99.2

AXM Pharma Receives Delisting Notification from American Stock Exchange

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--June 2, 2006--AXM Pharma, Inc. (AMEX: AXJ - News), a manufacturer of proprietary and generic pharmaceutical and nutraceutical products for the Chinese and other Asian markets, announced today that it has received a letter from the Staff of the American Stock Exchange ("Amex") stating that a Listing Qualifications Panel (the "Panel") has reviewed and approved the Amex Staff's determination to delist the Company's common stock. Accordingly, Amex intends to suspend trading in the Company's common stock as soon as practicable and will proceed with the filing of an application with the Securities and Exchange Commission ("SEC") to strike the Company's common stock from listing on the Amex.

The Panel agreed with the Staff's analysis that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Amex, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. The Panel also cited the Company's failure to have sufficient stockholders' equity in light of its sustained losses from continuing operations. Finally, Amex indicated that during the period between August 31, 2005 and September 19, 2005, the Company, in certain instances, failed to comply with Section 301 of the Company Guide which provides that a listed company is not permitted to issue or register additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from the Exchange that the securities have been approved for listing.

The Staff Determination indicates that the Company has a limited right to appeal the determination by requesting an oral hearing or a hearing based on a written submission before a Listing Qualifications Panel. Such a request must be received by June 16, 2006. At this time, the Company is reviewing and considering its course of action. In the event the Company's common stock is delisted from the Amex, the Company intends to pursue a inclusion of the Company's common stock on the Over-The-Counter Bulletin Board.

About AXM Pharma, Inc.

AXM Pharma, Inc., through its wholly owned subsidiary, AXM Pharma Shenyang, Inc. ("AXM Shenyang"), is a manufacturer of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. AXM Shenyang is located in the City of Shenyang, in the Province of Liaoning, China. AXM Shenyang has an operating history of approximately 10 years. For additional information on AXM Pharma Inc., please visit http://www.axmpharma.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities law, including the statements regarding the Company's opportunities for future growth. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, obtaining regulatory approvals to market the Company's products, the uncertainties associated with distributing products in a developing country such as China, the availability of cash to meet near term requirements as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products and prices. With respect to AXM, except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, AXM's extremely limited operating history, uncertainties related to the Company's access to additional capital, competition and dependence on key management.

Contact:

CEOcast, Inc. for AXM Pharma

Daniel Schustack, 212-732-4300